united states
securities and exchange commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 18, 2005

HARTVILLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-82786	94-3360099

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7551 North Main Street, North Canton, OH	44720

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 305-1352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240,14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240,13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02.	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

Effective May 24, 2004, the Registrant entered into a contract to purchase a property and casualty insuranace company, subject to customary closing conditions and the approval of the acquisition by the Department of Insurance. As of March 18, 2005, the Department of Insurance approval has not been received and the Registrant’s Board of Directors has determined to no longer pursue this acquisition.

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02	NON RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On March 21, 2005, the Registrant’s Board of Directors and Audit Committee, after consultation with the Registrant’s Certified Public Accountant, determined that the Registrant’s Quarterly consolidated financial statements for June 30, 2004 and September 3, 2004, which included the balance sheet of a property and casualty insurance company that the Registrant proposed to acquire and also its results of operations for those periods, should no longer be included because of the Registrant’s decision to terminate the proposed acquisition. Accordingly, the previously issued financial statements will be restated to reflect the deconsolidation of such property and casualty insurance company. In addition, the Registrant has changed certain accounting practices. See Item 7.01.

SECTION 7 REGULATION FD

ITEMS 7.01

On March 30, 2005, the Registrant issued a press release announcing: (1) termination of the acquisition of an insurance agency; (2) restatement of financial statements; and (3) that its annual report on Form 10-KSB for the fiscal year ended December 31, 2004 cannot be completed by the filing deadline of March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are incorporated by reference as part of this Report:

Exhibit	Description of Exhibit
99.1	Press Release dated March 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of March, 2005.

HARTVILLE GROUP, INC.
By:	/s/ W. Russell Smith III
W. Russell Smith III
President